UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 14, 2005

BEIJING MED-PHARM CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400,
Plymouth Meeting, Pennsylvania		19462

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:	(610) 940-1675

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 14, 2005, Beijing Med-Pharm Corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with its President and Chief Executive officer, David Gao. The Employment Agreement is effective as of January 18, 2005 and continues through January 17, 2006 (the “Employment Term”). The Employment Term will automatically be extended for successive one-year periods thereafter, unless either the Company or Mr. Gao elects not to renew the Employment Term by written notice delivered to the other party not later than 60 days’ prior to the start of any such one-year period.
     Under the Employment Agreement, the Company will pay Mr. Gao an annual base salary of $250,000. In addition, Mr. Gao will be eligible for a discretionary annual cash bonus to be determined by the Company’s board of directors (the “Board”). Mr. Gao also will be entitled to receive one or more option grants during the Employment Term, as the Board may determine.
     The Company may terminate Mr. Gao’s employment at any time with or without “cause” by providing him with at least 60 days’ prior written notice of such termination. Similarly, Mr. Gao may terminate the agreement at any time by providing the Company with at least 60 days’ notice. In addition, the Company may terminate Mr. Gao’s employment for “cause” immediately upon written notice.
     Upon a termination of Mr. Gao’s employment without “cause,” Mr. Gao will be entitled to certain severance benefits subject to his compliance with certain restrictive covenants included in the Employment Agreement and the execution of a general release. Pursuant to such a termination of Mr. Gao’s employment, in the absence of a change in control of the Company or more than 12 months after a change in control, Mr. Gao will receive his base monthly salary in effect at the time of the termination for a period of 12 months and each option outstanding at the time of termination will immediately vest and become exercisable. In the event the termination without “cause” occurs within 12 months after a change in control, Mr. Gao will receive his base monthly salary in effect at the time of the termination for a period of 18 months and each option outstanding at the time of termination will immediately vest and become exercisable.
     The Employment Agreement also contains certain non-competition and non-interference provisions. The restrictions under these provisions will remain in effect until two years after the date of Mr. Gao’s termination of employment.
     The above description of the Employment Agreement is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K
Item 9.01 Financial Statement and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated October 14, 2005, between Beijing Med-Pharm Corporation and David Gao.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING MED-PHARM CORPORATION
Date: November 29, 2005	By:	FRED M. POWELL
		Name:	Fred M. Powell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Employment Agreement, dated October 14, 2005, between Beijing Med-Pharm Corporation and David Gao.